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For Immediate Release
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March 14, 2003


                   SALE TO MACROVISION WILL NOT BE CONSUMMATED
                                BY MARCH 15, 2003



     NEW YORK, MARCH 14, 2003 -- TTR TECHNOLOGIES, INC. (OTC BB: TTRE) announced today that it anticipates that the previously announced sale by TTR Technologies, Inc. and TTR Technologies, Ltd. (collectively, "TTR" or the "Company") to Macrovision Corporation and Macrovision Europe Ltd. (collectively, "Macrovision") of the Company's copy protection business, as contemplated under the Asset Purchase Agreement, dated as of November 4, 2002 (the "Asset Purchase Agreement"), will not be consummated by March 15, 2003.

     As described in the December 10, 2002 proxy statement, certain rights to terminate the Asset Purchase Agreement arise if the transactions contemplated by that agreement shall not have been consummated by March 15, 2003. Among other conditions contemplated by the Asset Purchase Agreement is the receipt of the consent of the Office of the Chief Scientist of the Israeli Ministry of Trade and Commerce (OCS) to the transfer of certain technologies included under the agreement with Macrovision. An application for the assignment of those technologies to a Macrovision Israeli affiliate has been filed with the OCS and the parties are awaiting the OCS' response.

     No assurances can be provided that the sale of the Company's copy protection business as contemplated under the Asset Purchase Agreement will in fact be consummated or otherwise be concluded.

ABOUT TTR TECHNOLOGIES, INC.

TTR (HTTP://WWW.TTRTECH.COM) is in the copy protection business. The company has developed and commercialized products for the software and entertainment industries.

FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR 2001, ITS QUARTERLY REPORTS ON FORM-10Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE

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ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT
MAY ARISE AFTER THE DATE OF THIS RELEASE.

The Company                    Investor Relations          Media
Samuel Brill                   Mark Perlgut                Stan Froelich
Chief Operating Officer        Stern & Co.                 Stern & Co.
(212) 527-7599                 (212) 888-0044              (212) 888-0044
samb@ttrtech.com               mperlgut@sternco.com        sfroelich@sternco.com